SECURITIES AND EXCHANGE COMMISSION

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 9, 2002


                                 Directrix, Inc.
             (Exact Name of Registrant as specified in its Charter)


         Delaware                       000-25111          13-4015248
------------------------------------------------------------------------------
(State or other jurisdiction           (Commission      (IRS Employer of
   of incorporation)                   File Number)     Identification No.)


    230 Pegasus Avenue, Northvale, NJ                     07647
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                (Zip Code)



Registrant's telephone number, including area code:  (201) 750-8000
                                                     -------------------------

Item 5.  Other Events.


     On May 9, 2002, Playboy Entertainment Group, Inc. ("Playboy") delivered written notice to Directrix, Inc. ("Directrix") that it was exercising its right to terminate the Master Services Agreement between the parties as a result of a outage in Directrix' provision of network origination services which occurred on April 26, 2002. Playboy also notified Directrix that as a result of the alleged default under the Master Services Agreement, it was also terminating the Sublease between the parties for a portion of the facility located at 3030 Andrita Street, Los Angeles, California. Playboy secured an alternate network origination service provider who began providing services promptly following delivery of the termination notice. Playboy has removed its property, which consists of videotapes of its programming content and certain technical equipment, from Directrix' Northvale, New Jersey facility.

     Directrix disputes Playboy's right to terminate the Master Services Agreement and believes Playboy has acted in bad faith and has irreparably damaged Directrix' business.

     Directrix will pursue claims against Playboy and other parties and is currently exploring its options which may include among other things, filing a petition under the Bankruptcy Code.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   DIRECTRIX, INC.


                                   By:/s/ J. Roger Faherty
                                   ---------------------------------------
                                   J. Roger Faherty
                                   Chairman and Chief Executive Officer


Dated: May 13, 2002